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                                                                  EXHIBIT 23.2.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form SB-2 (Registration No. 333-51781) of our report, which includes an explanatory paragraph related to substantial doubt about the Company's ability to continue as a going concern, dated April 22, 1998, on our audit of the consolidated financial statements of U.S. OnLine Communications L.L.C. We also consent to the reference to our firm under the caption "Experts".



                                          /s/ PRICEWATERHOUSECOOPERS LLP



                                          PRICEWATERHOUSECOOPERS LLP



Austin, Texas


July 23, 1998